Exhibit 10.1
Certain confidential information contained in this exhibit has been omitted because it is both (i) not material; and (ii) the type that the registrants treat as private or confidential.

THIS HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THIS NOTE HAS BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
ESS Tech, Inc.
Promissory Note

Original Principal Amount: $40,000,000
Issuance Date: October 14, 2025
Number: ESS Tech - 1

FOR VALUE RECEIVED, ESS Tech, Inc., an entity organized under the laws of the State of Delaware (the “Company”), hereby promises to pay to the order of YA II PN, Ltd., a Cayman Islands exempt limited company (“Yorkville”), or its registered assigns (the “Holder”), the amount set out above as the Original Principal Amount or such lesser amount as shall equal the outstanding principal amount hereof (the “Principal”), in each case when due, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Section (14). The Issuance Date is the date of the first issuance of this Promissory Note (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, this “Note”) regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note. This Note was issued with an 8% original issue discount.
(1)GENERAL TERMS
(a)Funding.
(i)Subject to the satisfaction (or waiver) of the conditions set forth in Section (4)(a) below, on the Issuance Date, the Holder shall pay to the Company an amount equal to $30,000,000, less a discount equal to 8% of the Original Principal Amount, netted from the purchase price due and structured as an original issue discount (the “Original Issue Discount”), in immediately available funds to an account designated by the Company in writing as set forth on a closing statement to be signed on the date hereof, and the Company shall deliver this Note to the Holder with a Principal amount equal to the full Original Principal Amount set forth above, duly executed on behalf of the Company; and the Company shall issue and deliver to the Holder, a Warrant for the number of Warrant Shares set forth opposite the Holder’s name on Schedule II attached hereto. The Company acknowledges and agrees that the Original Issue Discount (i) shall not be funded but shall be deemed to be fully earned upon issuance of the Note, and (ii) shall not reduce the principal amount of the Note.
(ii)Subject to the satisfaction (or waiver) of the conditions set forth in Section (4)(b) below, on the date in which all the conditions in Section (4)(b) below are satisfied (or waived) (such date being the “Second Tranche Date”), the Holder shall pay to the Company an amount equal to $10,000,000, less a discount equal to the Original Issue Discount, in immediately available funds to an account designated by the Company in writing as set forth on a closing statement to be signed on the date of the Second Tranche Date. The Company acknowledges and agrees that the Original Issue Discount (i) shall not be funded but shall be deemed to be fully earned upon the Second Tranche Date, and (ii) shall not reduce the principal amount of the Note. The Second Tranche Date shall not be later December 12, 2025.
(b)Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Note. The “Maturity Date” shall be October 14, 2026, as may be extended at the option of the Holder.
(c)Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 3% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 18% upon the occurrence and during the continuance of an Event of Default (for so long as such event remains uncured). Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.
(d)Monthly Payments. Beginning on the one-month anniversary of the Issuance Date and continuing on the same day of each successive calendar month (each, an “Installment Date”) set forth on the repayment schedule attached hereto as Schedule I (the “Repayment Schedule”), the Company shall repay a portion of the outstanding balance of this Note in an amount equal to the Principal amount set forth on the Repayment Schedule as of such repayment date, plus all accrued and unpaid Interest on this Note as of such Installment Date (collectively, the “Installment Amount”). With respect to the payment of any Installment Amount by the Company hereunder, the Company shall, at its own option, repay each Installment Amount either (i) in cash on or before the Installment Date, or (ii) by submitting an Advance Notice (as defined in the SEPA) (an “Advance Repayment”), or a series of Advance Notices, each with an Advance Date (as defined in the SEPA) on or before the applicable Installment Date, or any combination of (i) or (ii) as determined by the Company. In respect of any Installment Amount, or portion thereof, to be repaid by the Company in accordance with (i) of this Section 1(d), the Company shall pay to the Holder such Installment Amount to the Holder by wire transfer of immediately available funds in cash on or before such Installment Date. If the Company elects an Advance Repayment in accordance with (ii) of this Section 1(d), for all or a portion of an Installment Amount, then the Company shall deliver an Advance Notice to the Holder in accordance with the terms and conditions of the SEPA, that will have an Advance Date on or before the applicable Installment Date. Upon the closing of such Advance Notice in accordance with the SEPA, the Holder shall offset the amount due to be paid by the Holder to the Company under the SEPA against an equal amount of the Installment Amount to be paid by the Advance Repayment. If, on the Installment Date any portion of the Installment Amount remains unpaid, the Company shall repay such outstanding payment amount as a cash repayment pursuant to (i) of this Section 1(d). The Repayment Schedule may be modified from time to time upon mutual consent. Unless otherwise agreed by the Holder, any Advance Repayments delivered while this Note is outstanding shall first be used to satisfy any Installment Amount coming due within the next 30 days, and if no amounts are due during such period, the proceeds of the Advance Repayment shall be split, with 80% of the proceeds used to satisfy future Installment Amounts coming due in reverse order of maturity, and the remaining 20% of the proceeds to be paid to the Company. In addition, unless otherwise agreed by the Holder, following the completion of the SEPA, any proceeds from the ATM Program while this Note is outstanding shall first be used to satisfy any Installment Amount coming due within the next 30 days, and if no amounts are due during such period, such proceeds shall be split, with 80% of the proceeds used to satisfy future Installment Amounts coming due in reverse order of maturity, and the remaining 20% of the proceeds to be paid to the Company.
(e)Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
(f)Prepayment.    The Company may prepay this Note in whole or in part, provided that any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of Principal of this Note.
(2)REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees in favor of, the Holder that:
(a)Organization. The Company and each of its Subsidiaries are entities duly formed, validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.
(b)Authorization; Enforcement. The Company has the requisite corporate power and authority to execute and deliver this Note and to perform its obligations under this Note and the other Transaction Documents. This Note has been and the other Transaction Documents to be entered into simultaneously with the Note and to which the Company is a party, each have been duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
(c)No Conflicts. The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations under the Transaction Documents, including this Note, do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, security interest, pledge, mortgage, charge or other encumbrance (collectively, “Liens”) upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) breach or violate the organizational documents of the Company; or (iii) violate any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties; except in the case of each of clauses (i) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.
(d) No “Bad Actor” Disqualification Events. Neither (i) the Company, (ii) any predecessor or affiliated issuer of the Company, (iii) any of its directors, executive officers, or other officers, nor (iv) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the issuance of this Note in writing in reasonable detail to the Company.
(e)No Claims. No creditors, vendors, or other third parties shall have any Lien (as defined below) on the proceeds of this Note, other than (i) Liens arising in the ordinary course of business, in each case, as disclosed to and consented to in writing by the Holder, or (ii) liens in connection with the EXIM Loan.
(f)Subsidiaries. The Company does not have any Subsidiaries except Project New Horizon, LLC, a Delaware limited liability company, which is an Immaterial Subsidiary.
(3)EVENTS OF DEFAULT.
(a)An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall have occurred:
(i)the Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note or any other Transaction Document within 5 Trading Days after such payment is due;
(ii)(A) the Company or any Subsidiary of the Company shall commence, or there shall be commenced against the Company or any Subsidiary of the Company any proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect relating to the Company or any Subsidiary of the Company, and any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of forty-five (45) days; (B) the Company or any Subsidiary of the Company is adjudicated insolvent or bankrupt; (C) any order of relief or other order approving any such case or proceeding is entered; or the Company or any Subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of forty-five (45) days; (D) the Company or any Subsidiary of the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; (E) the Company or any Subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (F) the Company or any Subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; (G) the Company or any Subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (H) any corporate or other action is taken by the Company or any Subsidiary of the Company for the purpose of effecting any of the foregoing;
(iii)The Company or any Subsidiary of the Company shall default in any of its obligations under any note, debenture, mortgage, credit agreement or other facility, in each case, constituting indebtedness for borrowed money, in an aggregate amount exceeding $500,000, whether such indebtedness now exists or shall hereafter be created, which default results in a right by a third party or parties, whether or not exercised, to accelerate the maturity of such indebtedness for borrowed money;
(iv)The Company’s common stock shall have been delisted from the Principal Market, after giving effect to all applicable notice, appeal, compliance and hearing periods;
(v)The Company shall have failed to issue the Warrant to the Holder;
(vi)The Company or any Subsidiary of the Company shall be a party to any Change of Control Transaction unless in connection with such Change of Control Transaction this Note is retired;
(vii)The Company’s (A) failure to deliver the required number of Common Shares to the Holder within two (2) Trading Days after the applicable Share Delivery Date (as defined in the Warrant) or (B) notice, written or oral, to any holder of this Note, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of all or a portion of this Note into Common Shares that is tendered in accordance with the provisions of this Note;
(viii)The Company’s failure to timely file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act;
(ix)Any representation or warranty made or deemed to be made by or on behalf of the Company in or in connection with any Transaction Document, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;
(x)(A) Any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; (B) the Company or any other Person contests in writing the validity or enforceability of any provision of any Transaction Document; or (C) the Company denies in writing that it has any or further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate (other than in accordance with the relevant termination provisions) or rescind any Transaction Document;
(xi)The Company uses the proceeds of the issuance of this Note, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose;

(xii)The Company shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note (except as may be covered by Section (3)(a)(i) through Section 4(a)(xi) hereof) or any other Transaction Document, which is not cured or remedied within the time prescribed therein, or if no time is prescribed, within ten (10) Business Days;
(xiii)A final judgment or judgments for the payment of money aggregating in excess of $100,000 (or its foreign currency equivalent) (excluding any amounts covered by insurance) are rendered against the Company and shall remain unsatisfied and unstayed for a period of thirty (30) days; or
(xiv)The Company incurs any indebtedness for borrowed money other than (w) this Note, (x) under that certain Credit Agreement, dated as of November 1, 2024, by and between the Company and Export–Import Bank of the United States (the “EXIM Loan”), which loan proceeds are used for equipment financing, (y) indebtedness incurred on corporate credit cards in an aggregate amount outstanding at any time not to exceed $250,000, or (z) additional indebtedness of up to $900,000 outstanding at any time in the aggregate.
(b)During the time that any portion of this Note is outstanding, if any Event of Default has occurred and is continuing, (other than an event with respect to the Company described in Section (3)(a)(ii)), the full unpaid Principal amount of this Note, together with Interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election given by notice pursuant to Section (7), immediately due and payable in cash; provided that, in the case of any event with respect to the Company described in Section (3)(a)(ii), the full unpaid Principal amount of this Note, together with Interest and other amounts owing in respect thereof to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. For the purposes hereof, an Event of Default relating to default in payment is “continuing” if it has not been waived, and an Event of Default relating to circumstances other than a default in payment is “continuing” if it has not been remedied or waived.
(4)CONDITIONS PRECEDENT. The obligation of the Holder to fund the Note shall be subject to the satisfaction, in the sole judgment of the Holder, of each of the following conditions:
(a)For the Issuance Date:
(i)The Company shall have duly executed and delivered to the Holder this Note.
(ii)The Company shall have duly executed and delivered to the Holder a Warrant for the number of Warrant Shares set forth opposite the Holder’s name on Schedule II attached hereto.
(iii)The Company shall have delivered to the Holder a certificate evidencing the good standing of the Company and its Subsidiaries executing Transaction Documents in the state of such Persons incorporation or organization, as applicable, as of a date within ten (10) days of the Issuance Date.

(iv)The Company shall have delivered to the Holder an Officer’s Certificate (the “Officer’s Certificate”) (A) certifying and attaching true, correct and complete copies of the (x) certificate of incorporation and by-laws of the Company and certificate(s) of incorporation or formation, as applicable, and by-laws or operating agreements, as applicable, of its Subsidiaries signatory to any document delivered under this Section (4)(a), and (y) duly adopted resolutions of the board of directors of the Company or other governing entity of such Subsidiaries (such resolutions to include approval of the transactions contemplated by the Transaction Documents delivered under this Section (4)(a)), (B) attaching a customary incumbency and (C) certifying that a majority of the voting power of the shares cast at the Company’s 2025 annual meeting of stockholders voted for the approval of the issuance of shares of common stock in excess of the Exchange Cap (as defined in the SEPA). The resolutions of the board of directors of the Company described herein have not been amended, rescinded or modified and remains in full force and effect as of the Issuance Date.
(v)Each and every representation and warranty of the Company and its Subsidiaries shall be true and correct in all material respects (other than representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Issuance Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company and its Subsidiaries shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document (in each case, without giving effect to any permissible time periods for performing, satisfying or complying with such covenants, agreements and conditions including without limitation, as set forth in this Agreement or in the Guaranty Agreement) to which it is a party required to be performed, satisfied or complied with by the Company or such Subsidiary.
(vi)No default, breach, event of default or Event of Default shall have occurred and be continuing immediately prior to or immediately following the issuance of this Note or the issuance of the Warrant for the number of Warrant Shares set forth opposite the Holder’s name on Schedule II attached hereto; and there are no facts or circumstances that with the giving of time or notice, if such facts or circumstances continue uncured, could give rise to a default, breach, event of default or Event of Default.
(vii)(A) The Common Shares shall continue to be listed on the Principal Market and shall not have been suspended or delisted, as of the Issuance Date, by the Commission or the Principal Market from trading on the Principal Market; and (B) except as set forth in the SEC Documents, the Company is in “good standing” with the Principal Market. The “SEC Documents” shall mean the reports, schedules, forms, statements and other documents required to be filed by the Company pursuant to the Exchange Act, as the same may be amended from time to time, and all information contained in such filings and all documents and disclosures that have been or may in the future be incorporated by reference therein.
(viii)No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(ix)The “Listing of Additional Shares” notification with respect to the Warrant Shares upon the exercise of the Warrant issued on the Issuance Date will be submitted to the Principal Market on the date hereof.
(x)The Holder shall have received the closing statement for Tranche One, in form and substance satisfactory to the Holder.

(xi)The Holder shall have received evidence that the Company has filed Prospectus Supplement No. 15 with the Commission, which amends and supplements the information in the prospectus supplement, dated July 11, 2025 and the base prospectus dated November 17, 2022, filed with the Commission as a part of the Company’s registration statement on Form S-3 (File No. 333-268138).
(xii)From and after the Issuance Date, the Company shall have publicly disclosed all material non-public information provided to the Holder by the Company or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the Note as of the Issuance Date.
(xiii)The Company shall have filed a Current Report on Form 8-K with the Commission announcing the results of its 2025 annual meeting of stockholders, including the approval by the Company’s stockholders of the issuance of common stock by the Company up to the Exchange Cap.
(xiv)The Holder shall have received the opinion(s) of counsel to the Company and its Subsidiaries, dated as of the Issuance Date, in form and substance reasonably acceptable to the Holder, which opinion of counsel includes, among other items, customary opinions on the good standing, authority, execution and delivery of this Note and the Warrant, enforceability, and no conflicts, and the due authorization, validity and such other matters relating to this Note, the Warrant and Warrant Shares.
(b)For Tranche Two:
(i)An updated Schedule I attached hereto in form and substance satisfactory to the Holder.
(ii)The Company shall have delivered to the Holder a certificate evidencing the good standing of the Company and its Subsidiaries executing Transaction Documents in the state of such Persons incorporation or organization, as applicable, as of a date within ten (10) days of the Second Tranche Date.
(iii)The Company shall have delivered to the Holder a customary bring-down of the Officer’s Certificate.
(iv)Each and every representation and warranty of the Company and its Subsidiaries shall be true and correct in all material respects (other than representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Second Tranche Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company and its Subsidiaries shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document (in each case, without giving effect to any permissible time periods for performing, satisfying or complying with such covenants, agreements and conditions (including without limitation, as set forth in this Agreement or in the Guaranty Agreement) to which it is a party required to be performed, satisfied or complied with by the Company or such Subsidiary.
(v)No default, breach, event of default or Event of Default shall have occurred and be continuing immediately prior to or immediately following the issuance of this Note; and there are no facts or circumstances that with the giving of time or notice, if such facts or circumstances continue uncured, could give rise to a default, breach, event of default or Event of Default.

(vi)(A) The Common Shares shall continue to be listed on the Principal Market and shall not have been suspended or delisted, as of the Issuance Date, by the Commission or the Principal Market from trading on the Principal Market; and (B) except as set forth in the SEC Documents, the Company is in “good standing” with the Principal Market.
(vii)No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(viii)The Holder shall have received the closing statement for Tranche Two, in form and substance satisfactory to the Holder.
(ix)(A) the principal amount outstanding under Tranche One is equal to or less than $20,000,000, and (B) the Company (i) has entered into a customary sales agreement with Yorkville Securities, LLC (“Yorkville Securities”), as sole sales agent, for the potential issuance and sale of shares of common stock in an “at the market offering” as defined in Rule 415 of the Securities Act, and (ii) has filed a prospectus supplement pursuant thereto in an amount not less than $35,000,000.
(x)The Company shall have delivered to the Holder a compliance certificate executed by the chief executive officer or the chief financial officer of the Company certifying that Company and its Subsidiaries have complied with all of the conditions precedent to a closing for Tranche Two set forth herein and which may be relied upon by the Holder as evidence of satisfaction of such conditions without any obligation to independently verify such satisfaction.
(5)COVENANTS.
(a)Use of Proceeds. Until the Holder has received a Guaranty Agreement, in form and substance satisfactory to the Holder, duly executed by the Company and its Subsidiaries from time to time party thereto as required by Section (13) below, the Company shall not, directly or indirectly, use the proceeds from the Note, or lend, contribute or otherwise make available such proceeds to any Subsidiary of the Company that does not constitute an Excluded Subsidiary.
(b)New Subsidiaries. Until the Holder has received a Guaranty Agreement, in form and substance satisfactory to the Holder, duly executed by the Company and its Subsidiaries from time to time party thereto as required by Section (13) below, the Company shall not form or acquire any new Subsidiary, other than any Excluded Subsidiary, without the prior written consent of the Holder.
(c)No Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) (collectively, “Liens”) owned by the Company or its Subsidiaries, other than Permitted Liens .
(d)The Company shall use enter into a reasonable and customary at the market offering sales agreement with Yorkville Securities on or before October 31, 2025, naming Yorkville Securities as the sole agent and file an “at-the-market” supplement pursuant thereto in an amount not less than $35,000,000 (the “ATM Program”). Following the filing of the ATM prospectus supplement, the Company shall use its commercially reasonable efforts to furnish the required deliverables and activate the ATM Program. For the period after the repayment of any Principal under the Note and to the date ending twenty-four months from the date hereof, Yorkville shall be entitled to no less than 75% of the commissions under the ATM Program and the ATM Agreement may not be terminated.
(e)The Company shall have filed a shelf registration statement on Form S-3 no later than November 14, 2025 in accordance with Rule 415(a)(5) under the Securities Act, including a prospectus supplement for the SEPA and for the ATM Program.
(6)REISSUANCE OF THIS NOTE.
(a)Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section (6)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section (6)(d)) to the Holder representing the outstanding Principal not being transferred.
(b)Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and substance, and in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section (6)(d)) representing the outstanding Principal.
(c)Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section (6)(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
(d)Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms hereof, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section (6)(a) or Section (6)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Note(s) issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of such new Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.
(7)NOTICES.    Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter or electronic mail (“e-mail”) and will be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, as applicable or (iii) receipt, when sent by e-mail, and, in each case of the foregoing clauses (i), (ii) and (iii), properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company, to:	ESS Tech Inc.
26440 SW Parkway Ave., Bldg. 83, Wilsonville, OR, 97070
Telephone: (855) 423-9920
Email: [***] Attn: Interim Chief Executive Officer

with a copy (which shall not constitute notice) to:	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road, Palo Alto, CA 94304-1050 Telephone: 650-320-4597 Email: [***] Attn: Mark B. Baudler, Esq.

If to the Holder:	YA II PN, Ltd
c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: 201-985-8300
Email: [***]
(8)
(9)or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party in accordance with this Section at least three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
(10)Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, Interest and other charges (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct obligation of the Company. As long as this Note is outstanding, the Company shall not and shall cause its Subsidiaries not to, without the consent of the Holder, amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder.
(11)CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL
(a)Governing Law. This Note and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing

Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.
(b)Jurisdiction; Venue; Service.
(i)The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction selected by the Holder.
(ii)The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.
(iii)Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(iv)The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by e-mail or the mailing of copies thereof by registered or certified mail postage prepaid, to it at the e-mail address or physical address, as applicable, provided for notices in this Note, such service to become effective thirty (30) days after the date of such e-mail or mailing, as applicable. The Company and the Holder each irrevocably waive any defense it may have on the grounds of insufficient or improper service with respect to service of process effected in accordance with this Section (9)(b)(iv).

(v)Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.
(c)THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS NOTE OR ANY MATTER RELATING TO THIS NOTE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.
(12)If the Company fails to strictly comply with the terms of this Note, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, reasonable and documented attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.
(13)Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. No provision of this Note may be waived or amended other than by a written agreement signed by the parties to this Note.
(14)If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or Interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law has been enacted.
(15)GUARANTY.
(a)The Company shall, and shall cause each Subsidiary (other than any Excluded Subsidiary) to guarantee the obligations under this Note as set forth the Guaranty Agreement referred to below.

(b)Subject to Section 5(b), within thirty (30) days of the formation or acquisition of any new Subsidiary or any Subsidiary ceasing to be an Excluded Subsidiary, the Company shall cause such Subsidiary (other than any Excluded Subsidiary) (i) to execute and deliver a joinder agreement to the Guaranty Agreement, (ii) to do and perform, or cause to be done and performed, all such further acts and things necessary to cause the new Subsidiary to become a guarantor under the Guaranty Agreement, and (iii) to deliver all such other agreements, certificates, instruments, opinion letters, information, and documents, each in form and substance reasonably satisfactory to the Holder, as the Holder may reasonably request in order to carry out the intent and accomplish the purposes of this Section (13).
(c)The Company shall, and shall cause each of its Subsidiaries (other than any Excluded Subsidiary), to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, each in form and substance reasonably satisfactory to the Holder, as the Holder may reasonably request in order to carry out the intent and accomplish the purposes of this Section (13).
(16)CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:
(a)“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.
(b)“Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (c) the sale of substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in one or a series of related transactions with or into another entity. No transfers between the Company and its Subsidiaries shall be deemed a Change of Control Transaction under this provision.
(c)“Commission” means the Securities and Exchange Commission.
(d)“Common Shares” means the shares of common stock, par value $0.0001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.
(e)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(f)“Excluded Subsidiary” means any of the following: (i) each Immaterial Subsidiary, and (ii) any foreign subsidiary, any subsidiary of a foreign subsidiary, or subsidiary which is a foreign sales office and does not own any material assets.

(g)“Guaranty Agreement” means a certain guaranty agreement among the Company and its Subsidiaries party thereto from time to time and the Holder (as amended, amended and restated, supplemented or otherwise modified from time to time) in a form to be agreed between Company, its Subsidiaries and the Holder.
(h)“Immaterial Subsidiary” means any Subsidiary of the Company that does not have (i) revenue, determined on a consolidated basis with its Subsidiaries, as of the last day of the most recently ended four fiscal quarter period as of such date, in excess of 2.5% of the aggregate revenue of the Company and its Subsidiaries, on a consolidated basis, for such period or (ii) as of the date of determination, total assets, determined on a consolidated basis with its Subsidiaries, at any time, in excess of 2.5% of the consolidated total assets of the Company and its Subsidiaries, on a consolidated basis, as such date; provided that (x) the aggregate amount of revenue of Subsidiaries constituting Immaterial Subsidiaries, as of the last day of the most recently ended four fiscal quarter period, shall not exceed 5% of the aggregate revenue of the Company and its Subsidiaries, on a consolidated basis, for such period and (y) as of any date of determination, the total assets of Subsidiaries constituting Immaterial Subsidiaries shall not at any time exceed 5% of the consolidated total assets of the Company and its Subsidiaries, on a consolidated basis as of such date.
(i)“Material Adverse Effect” shall mean any of (i) a material adverse effect on the results of operations, assets, business or financial condition of the Company, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Transaction Documents.
(j)“Other Notes” means any other notes issued pursuant to the SEPA and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.
(k)“Periodic Reports” shall mean all of the Company’s reports required to be filed by the Company with the Commission under applicable laws and regulations (including, without limitation, Regulation S-K), including annual reports (on Form 10-K), quarterly reports (on Form 10-Q), and current reports (on Form 8-K), for so long as any amounts are outstanding under this Note or any Other Note; provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all applicable laws and regulations.
(l)“Permitted Liens” are:
(i)Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on the Company’s books;
(ii)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(iii)purchase money Liens and Liens securing capital leases (i) on equipment acquired or held by Borrower incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(iv)Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
(v)leases or subleases of real property granted in the ordinary course of the Company and its Subsidiaries’ business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than intellectual property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business);
(vi)non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business, and licenses of intellectual property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States;
(vii)Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 3(a)(xiii);
(viii)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(ix)Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(x)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, in the ordinary course of business;
(xi)Liens on cash collateral to secure credit card obligations and reimbursement obligations under letters of credit;
(xii)customary Liens of any bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account or securities account of the Company or its Subsidiaries; and
(xiii)Liens in connection with the EXIM Loan.
(m)“Person” shall mean a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.
(n)“Principal Market” shall mean The New York Stock Exchange, and any successor to any of the foregoing markets or exchanges.
(o)“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(p)“SEPA” means the Standby Equity Purchase Agreement entered into between the Company and the Holder on July 16, 2024, as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time.

(q)“Subsidiary” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein as “Subsidiaries.”
(r)“Trading Day” means a day on which the Common Shares are quoted or traded on a Principal Market on which the Common Shares are then quoted or listed; provided, that in the event that the Common Shares are not listed or quoted, then Trading Day shall mean a Business Day.
(s)“Tranche One” shall mean the transactions occurring on the Issuance Date.
(t)“Tranche Two” shall mean the transactions occurring on the Second Tranche Date.
(u)“Transaction Documents” means, collectively, this Note, each of the Other Notes, the SEPA, the Warrant, the Guaranty Agreement, and any and all documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.
(v)“Warrant” means the warrant issued by the Company to the Holder as of the date hereof that allows the Holder to acquire up to an aggregate number of shares of Common Shares as set forth in the Warrant, substantially in the form attached hereto as Exhibit A (the “Warrant”) (as exercised, collectively, the “Warrant Shares”).
(w)
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
ESS TECH, INC. a Delaware corporation.

By:/s/ Kate Suhadolnik
Name: Kate Suhadolnik
Title: Interim Chief Financial Officer

AGREED AND ACKNOWLEDGED,
HOLDER:
YA II PN, LTD.
By:    Yorkville Advisors Global, LP
Its:    Investment Manager
By:    Yorkville Advisors Global II, LLC
Its:    General Partner

By:/s/ Matt Beckman
Name: Matt Beckman
Title: Member

[Signature page to Promissory Note]

SCHEDULE I
REPAYMENT SCHEDULE

SCHEDULE II

WARRANTS

Holder	Warrants
YA II PN, Ltd.	1,052,104

EXHIBIT A

FORM OF WARRANT